Exhibit 15.(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-149890) and Form S-8 (Nos. 333-157795, 333-152445, 333-149830, 333-142662, 333-141674, 333-132846, 333-124700, 333-115284, 333-105401, 333-13932, 333-13170, 333-12628, 333-11690, 333-10446, 333-08180 and 333-93770) of Nokia Corporation of our report dated March 11, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PRICEWATERHOUSECOOPERS OY
PricewaterhouseCoopers Oy
Helsinki, Finland
March 12, 2010